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                                                                       EXHIBIT 3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the 6th day of December, 2002 by and among International Assets Holding Corporation, a Delaware corporation (the "Company"), John Radziwill ("Assignor") and Goldcrown Asset Management Limited, a company organized under the laws of the England ("Assignee").

                                R E C I T A L S:

     A. The Company and the Assignor have entered into that certain Share Subscription Agreement dated as of October 22, 2002, as amended by that certain First Amendment to Share Subscription Agreement dated as of December 6th, 2002 (the "Subscription Agreement"), pursuant to which the Company has agreed to issue, and the Assignor has agreed to purchase, certain securities of the Company (the "Securities").

     B. The Company and the Assignor have entered into a certain Registration Rights Agreement dated as of October 22, 2002, as amended by that certain First Amendment to Registration Rights Agreement dated as of December 6th, 2002 (the "Registration Rights Agreement").

     C. The Assignor has agreed to transfer all of his right, title and interest in the Subscription Agreement and Registration Rights Agreement to the Assignee, including his rights to acquire the Securities.

     D. The Assignee has agreed to assume all of the obligations of the Assignor under the Subscription Agreement and Registration Rights Agreement.

     E. The Company has agreed to consent to the assignment of the Assignor's right, title and interest in the Subscription Agreement and Registration Rights Agreement to the Assignee, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Agreement, unless otherwise defined in this Agreement, have the meanings ascribed to them in the Subscription Agreement.

     2. Assignment of Subscription Agreement and Registration Rights Agreement. The Assignor hereby transfers and assigns all of his right, title and interest in and to the Subscription Agreement and Registration Rights Agreement and his rights, duties and obligations under the Subscription Agreement and Registration Rights Agreement, to the Assignee, effective as of the date of this Agreement.

     3. Assumption of Obligations. The Assignee hereby assumes all of the obligations of the Assignor under the Subscription Agreement and Registration Rights Agreement, and agrees to

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perform all of the agreements, covenants and other obligations of the Assignor under Subscription Agreement and Registration Rights Agreement, all with the same force and effect as if the Assignee had executed the Subscription Agreement and Registration Rights Agreement originally.

     4. Consent of the Company. The Company hereby consents to (a) the assignment by the Assignor of all of his right, title, interest and obligations in and to the Subscription Agreement and Registration Rights Agreement pursuant to Section 1 of this Agreement, and (b) the assumption by the Assignee of the performance of Assignor's obligations under the Subscription Agreement and Registration Rights Agreement pursuant to Section 2 of this Assignment.

     5. Representations by the Assignee. The Assignee hereby acknowledges, warrants and represents to the Assignor and the Company as follows:

     5.1 The Assignee was not formed for the purpose of acquiring the Securities.

     5.2 The Assignee has received and reviewed the Subscription Agreement and Registration Rights Agreement and each of the Exhibits and Schedules thereto, and is familiar with the terms of such documents.

     5.3 The Assignee is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to any resale or distribution of the Securities, or any portion thereof.

     5.4 The Assignee has knowledge and experience in financial and business matters and has consulted with its own professional representatives, as it has considered appropriate to assist it in evaluating the merits and risks of an investment in the Securities. The Assignee has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with the evaluation of an investment in the Securities, has, to the best of its knowledge, received all information and data with respect to the Company that the Assignee has requested. The Assignee has carefully reviewed all of the Company's filings made with the United States Securities and Exchange Commission. The Assignee is acquiring the Securities based solely upon its independent examination and judgment as to the prospects of the Company.

     5.5 The Assignee became aware of the opportunity to acquire the Securities from the Assignor, who is one of the Assignee's directors. The Securities were not offered to the Assignee by means of publicly disseminated advertisements or sales literature.

     5.6 The Assignee is acquiring the Securities without being furnished any offering materials or prospectus.

     5.7 The Assignee acknowledges that an investment in the Securities is speculative and involves a high degree of risk, including a risk of loss of the entire investment in the Company, and the Assignee may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The Assignee acknowledges that the Securities are being sold to the Assignee without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 promulgated under the

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Securities Act of 1933, as amended (the "Securities Act"). The transferability of the Securities is therefore restricted by applicable United States federal and state securities laws.

     5.8 The Assignee acknowledges that each certificate representing the Securities will be subject to a legend substantially in the following form:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this entity, is available."

     5.9 The Assignee has the requisite power and authority to enter into this Agreement, to carry out the provisions hereof, and to acquire and hold the Securities to be purchased by the Assignee. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, will not conflict with any agreement or other instrument to which the Assignee is bound or any law, rule or regulation applicable to the Assignee. This Agreement has been duly executed and delivered by the Assignee and, when executed and delivered by the Company will constitute a valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms.

     6. Restrictions on Sale. The Assignee agrees that the Securities will not be offered for sale, sold or transferred by the Assignee other than pursuant to
(i) an effective registration under the Securities Act, an exemption available under the Securities Act or a transaction that is otherwise in compliance with the Securities Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

     7,   Indemnification by the Assignor. The Assignor agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, and affiliates against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) (collectively, "Losses") arising out of or based upon: (i) any breach of any of the agreements, representations and warranties of the Assignor or Assignee set forth in this Agreement; (ii) any breach of the agreements, representations and warranties of the Assignor or the Assignee under the Subscription Agreement, including, but not limited to, the failure of the Assignee to acquire the Securities in accordance with the terms of the Subscription Agreement; (iii) any violation of applicable law arising from the assignment of the Assignor's right, title and interest in the Subscription Agreement and the Registration Rights Agreement to the Assignee and (iv) any violation of the registration requirements of the Securities Act or any state securities laws arising from the assignment of the Assignor's right, title and interest in the Subscription Agreement and Registration Rights Agreement to the Assignee. For avoidance of doubt, the parties acknowledge that the Assignor will not be obligated to indemnify the Company for Losses arising from or based upon any breach of the agreements, representations and warranties of the Company set forth in the

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Subscription Agreement or the Registration Rights Agreement or the Company's
violation of the anti-fraud requirements of federal or state securities laws.

     8. Opinion of Counsel. The Assignee agrees to provide, in form and substance satisfactory to the Company, the opinion letter of counsel(s) to Assignee with respect to applicability of exemptions from registration requirements applicable to the Securities.

     9. No Review. The Assignee acknowledges that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

     10. Representations of the Assignor. The Assignor hereby represents and warrants to the Assignee that (i) the Subscription Agreement and Registration Rights Agreement have not been assigned, modified, supplemented or amended in any way; and (ii) the Subscription Agreement and Registration Rights Agreement are in full force and effect and the Assignor is not in default of any of his obligations under the Subscription Agreement and Registration Rights Agreement.

     11. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns.

     12. Modification. Neither this Agreement nor any provisions hereof will be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

     13. Assignability. This Agreement and the rights and obligations hereunder are not transferable or assignable by any party without the prior written consent of the other parties.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida as applied to residents of that state executing contracts wholly to be performed in that state.

     15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement will be settled exclusively by binding arbitration in Orlando, Florida in accordance with the rules of American Arbitration Association then in effect.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above set forth.

                                    INTERNATIONAL ASSETS HOLDINGS
                                        CORPORATION

                                    By: /s/ Diego J. Veitia
                                    Its: Chairman
                                    Name:  Diego J. Veitia

                                    /s/ John Radziwill
                                    John Radziwill


                                    GOLDCROWN ASSET MANAGEMENT LIMITED

                                    By: /s/ Catherine Gordon
                                    Its: Secretary
                                    Name: Catherine Gordon

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